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                                                                    Exhibit 23.5

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

   We consent to the reference to our firm under the caption "Experts" in the Joint Proxy Statement/Prospectus of MCI WORLDCOM, Inc. and Sprint Corporation that is made a part of the Amendment No. 3 to the Registration Statement (Form S-4) of MCI WORLDCOM, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our reports dated February 2, 1999, with respect to the consolidated financial statements and schedule of Sprint Corporation and the combined financial statements and schedules of the Sprint FON Group and the Sprint PCS Group included in Sprint Corporation's Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP

Kansas City, Missouri

February 15, 2000